UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 31, 2018, Jay D. Browning announced that he has elected to retire, effective January 1, 2019, from his position as Executive Vice President and General Counsel of Valero Energy Corporation (“Valero”).

(c)

On October 31, 2018, Valero’s board of directors elected Jason W. Fraser, currently Senior Vice President & Counsel-Public Policy, Strategy & External Communications, as Executive Vice President and General Counsel of Valero to succeed Mr. Browning, effective January 1, 2019.

Mr. Fraser, age 50, has over 19 years of experience with Valero. In his current role, he oversees and has responsibility for Valero’s Public Policy & Strategic Planning, Governmental Affairs, Investor Relations, and External Communications. In December 2016, he was elected Vice President-Public Policy & Strategic Planning of Valero, and in May 2018, he was promoted to his current position. From May 2015 to November 2016, Mr. Fraser served in London as Valero’s Vice President-Europe, overseeing Valero’s European commercial businesses. Prior to his service in London, he served at Valero’s San Antonio headquarters as Senior Vice President & Deputy General Counsel of Valero Services, Inc. from 2013 to 2015. Prior to that, he held various roles including Senior Vice President-Specialty Products of Valero Marketing and Supply Company, and as a member of Valero’s integration team in London tasked with integrating the European businesses acquired by Valero in 2011 from Chevron.

(e)	Valero adopted the following compensatory arrangements with Mr. Fraser in connection with his election:

•

grants of 6,450 shares of restricted stock and 6,450 performance shares under Valero’s 2011 Omnibus Stock Incentive Plan. The restricted shares vest (become nonforfeitable) in equal annual installments over a period of three years beginning October 31, 2019. The performance shares are subject to vesting in three annual increments based upon Valero’s total shareholder return (TSR) compared to its peers during one-year, two-year, and three-year performance periods (the first vesting date being in January 2020 for the performance period ending in 2019). On their vesting dates, the performance shares are payable in shares of Valero’s common stock in amounts ranging from zero to 200 percent of the number of vested performance shares. Additional shares of common stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued during the performance measurement periods, subject to Valero’s achievement of prescribed TSR rankings relative to Valero’s peers;

•	an annual base salary of $600,000, effective January 1, 2019, and a 2019 bonus target percentage of 80% under Valero’s annual incentive bonus program; and

•

a Change of Control Severance Agreement, which becomes operative for a fixed three-year period when a change of control occurs. The agreement provides generally that the officer’s terms of employment will not be materially adversely affected during the three-year period after a change of control. The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.01 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Change of Control Severance Agreement (Tier II-A) between Valero Energy Corporation and Jason W. Fraser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: November 6, 2018	by:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Secretary